For Immediate Release:  November 19, 2010

Bridge Capital Holdings
Announces $30 Million Private Placement

San Jose, CA – November 19, 2010 – Bridge Capital Holdings (NASDAQ: BBNK) (the “Company”), whose subsidiary is Bridge Bank, National Association, announced today that it has entered into an agreement to sell $30.0 million in common stock to a group of institutional investors in a private placement transaction.

The investors in the private placement have agreed to purchase 3,508,771 shares of common stock at a price per share of $8.55.  The price per share in the private placement is equal to the Nasdaq closing bid price of the Company’s common stock on November 18, 2010.

The Company expects to use the proceeds from the private placement for general corporate purposes.

The transaction discussed above involves the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act. The Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission to provide for the resale of the common shares issued in the private placement. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The private placement is expected to be completed as promptly as possible, subject to a number of customary closing conditions.

About Bridge Capital Holdings

Bridge Capital Holdings is the holding company for Bridge Bank, National Association.  Bridge Capital Holdings was formed on October 1, 2004 and holds a Global Select listing on The NASDAQ Stock Market under the trading symbol BBNK.  For additional information, visit the Bridge Capital Holdings website at http://www.bridgecapitalholdings.com.

About Bridge Bank, National Association

Bridge Bank, National Association is Silicon Valley’s full-service professional business bank. The Bank is dedicated to meeting the financial needs of small, middle market, and emerging technology businesses.  Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers. For additional information, visit the Bridge Bank website at http://www.bridgebank.com.

Contacts

Daniel P. Myers	Thomas A. Sa
President	Executive Vice President
Chief Executive Officer	Chief Financial Officer
Bridge Capital Holdings	Bridge Capital Holdings
408.556.6510	408.556.8308
dan.myers@bridgebank.com	tom.sa@bridgebank.com

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Examples of forward-looking statements include, but are not limited to: expectations regarding the closing of the private placement, statements and ; statements of plans and expectations of the Company or its management or board of directors.  Forward-looking statements are based on currently available information, expectations, assumptions, projections, and management’s judgment about the Company, the banking industry and general economic conditions.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.  Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof.

Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release.  Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic, changes in interest rates; fluctuations in assets prices including, but not limited to, stocks, bonds and real estate; new litigation or changes in existing litigation; future credit loss experience; changes in legislation, regulations or the regulatory environment which adversely affect the Company’s operations or business; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; operational risks including data processing system failures; and the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulation on internal control.

The reader should refer to the more complete discussion of such risks in Bridge Capital Holdings’ annual reports on Forms 10-K and quarterly reports on Forms 10-Q  on file with the  Securities and Exchange  Commission.  The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

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